Nanophase Technologies Corporation 8-K

Exhibit 10.1

CERTAIN INFORMATION, MARKED IN THIS EXHIBIT WITH BRACKETS, HAS BEEN EXCLUDED FROM THIS EXHIBIT IN RELIANCE ON REGULATION S-K, ITEM 601(B)(10)(IV) BECAUSE SUCH INFORMATION IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

EXCLUSIVE SUPPLY AGREEMENT

THIS EXCLUSIVE SUPPLY AGREEMENT (“Agreement”), made as of April 1 st 2021 ("Effective Date"), is by and between SOLESENCE, LLC ("SUPPLIER") and ILIA Beauty, Inc., 1100 S. Coast Hwy #318, Laguna Beach, CA (“ILIA”).

SUPPLIER and ILIA agree as follows:

1.	SUPPLIER represents and warrants that it owns all intellectual property rights, including any existing utility/design patents and copyright, in [************] and associated features listed in Addendum 1 (“PRODUCT”). SUPPLIER agrees it will not sell, or otherwise make available, the PRODUCT or any product which may serve as a reasonable substitute for the PRODUCT, to any other party during the term of the Agreement. In the event that ILIA’s purchases do not meet the aggregate forecasts after the 2nd year, the parties agree, upon written notice from either party, to attempt to renegotiate this agreement in good faith for a period of 30 days and suspend its automatic renewal. If the parties are unable to agree to amended terms within that thirty-day period, then either party may promptly terminate the agreement without penalty.

2.	ILIA’s annual forecasts for purchases of the PRODUCT are: [****] units, 2021; [****] units 2022, [****] units, 2023, provided that these forecasts are not binding on ILIA. The parties agree that ILIA’s actual purchase orders may deviate from these forecasts and SUPPLIER confirms that it has the capacity to produce at least [****] units of PRODUCT annually. If the ordered quantities on a given year fail to reach [****]% of the forecasted quantity, ILIA will either place a one-time purchase order to reach [****]% or issue payment to SUPPLIER for an amount equivalent to [****]% of the value of missing purchases.

3.	The pricing for the PRODUCT for the first year of the Term shall be per Addendum 2 and SUPPLIER confirms that any subsequent price increase will not occur more than once per year at a maximum of [*]% per annum, to be communicated to ILIA in writing at least ninety (90) days in advance of any such increase. The pricing for the product will decrease by the following scale in the case that the quantities purchased by ILIA exceed the forecasts: Quantity >-[****]%, price –[****]; Qty >[****]%, price –[****]%; Qty >[****]%, price –[****]%; Qty >[****]%, price –[****]% on all purchases of the following year (e.g. if ILIA purchases [****]% of the annual forecast for year one, the pricing for year two will be reduced by [****]%).

4.	This Agreement shall become effective on the “Effective Date” and shall continue until April 1st 2024 (the “Initial Term”). The Agreement shall then automatically renew for successive 12-month terms (each 12-month term an “Extension Term” and collectively, “Extension Terms”), unless ILIA provides the other party written notice 90 days prior to the end of the current Extension Term that it is terminating the Agreement upon the expiration of the current Extension Term. “Term” shall be defined as the Initial Term and if applicable, the Extension Terms. Either party may terminate the Agreement in the event of a material breach by the other party that is not cured within thirty (30) days of receipt of written notice of such alleged breach.

5.	The geographic scope of the Agreement, including its exclusivity provision, shall be worldwide.

6.	This Agreement may not be assigned by either party without the written consent of the other except that either party may assign this Agreement to any of its subsidiaries or affiliated companies at any time (provided that such assignment forms part of an assignment of the business of such party to such subsidiary or affiliate), or, in the case of ILIA, to any party acquiring a majority interest in ILIA, subject only to the obligation to give the other party notice of such proposed assignment.

7.	The parties agree that the terms of the Agreement are to be kept strictly confidential (excluding the Terms of Purchase) and not to be disclosed to any outside party unless disclosed to professional legal or business advisers who are under an equal obligation to keep same strictly confidential.

8.	SUPPLIER agrees and acknowledges that the Terms of Purchase available at www.iliabeauty.com/terms also form part of this Agreement, and that this Agreement (including those Terms of Purchase) constitutes the entire agreement between the parties with reference to the subject matter of the Agreement and supersede all prior negotiations, understandings, representations and agreements (including but not limited to any terms of sale issued by SUPPLIER, which shall not apply). Each of the parties acknowledges that it is entering into this Agreement as a result of its own independent investigation and not as a result of any representations of any party not contained in this Agreement. The Agreement shall be binding on the parties, their affiliated companies, successors and assigns (if any), and each party warrants that the undersigned is authorized to execute the Agreement on behalf of its respective party.

SOLESENCE, LLC	ILIA BEAUTY, INC.

By: /s/Kevin Cureton	By: /s/ Lynda Berkowitz

Kevin Cureton	Lynda Berkowitz
COO	CEO
SOLESENCE, LLC	ILIA

Date: 06 / 08 / 2021	Date: 05 / 24 / 2021